Item 77C
The Universal Institutional Funds, Inc.
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the Fund
was scheduled in order to vote on the proposals set forth below.
The meetings were held on August 1, 2006.  With respect to the
High Yield Portfolio, the meeting was adjourned to August 23,
2006 with regard to proposals to modify certain fundamental
investment restrictions. The results are as follows:

(1) Election of Trustees:

                                   For     Withhold Absta   BNV*
                                                      in     **
Frank L.                        260,067,8  10,108,2      0      0
Bowman.................                53        96
Kathleen A.                     259,931,7  10,244,3      0      0
Dennis..................               65        84
Michael F.                      259,401,4  10,774,6      0      0
Klein...................               51        98
W. Allen                        259,540,0  10,636,0      0      0
Reed....................               71        78

(2) Modify certain fundamental investment restrictions:

                  Portfolio        For     Against  Abstain  BNV**
                                                               *
   Modify     Core Plus Fixed    13,724,3  385,588  921,820      0
fundamental   Income                   61
   policy
 regarding
diversificat
    ion
              Emerging Markets   46,098,1  1,632,2  2,287,3      0
              Equity                   64       19       91
              Equity and Income  29,987,3  754,001  1,286,7      0
                                       31                31
              Equity Growth      8,965,90  354,397  330,747      0
                                        3
              Global Franchise   8,425,64  282,982  329,589      0
                                        3
              Global Value       7,784,24  163,090  355,833      0
              Equity                    3
              High Yield1        2,680,50  797,174   51,853      0
                                        7
              International       569,510        0        0      0
              Growth Equity
              International      10,251,9  438,573  563,909      0
              Magnum                   33
              Mid Cap Growth     12,186,0  448,938  570,445      0
                                       21
              Small Company      2,090,65   22,176  106,520      0
              Growth                    9
              U.S. Mid Cap       16,101,5  458,766  681,368      0
              Value                    47
              Value              4,234,93   58,323  174,246      0
                                        7
   Modify     Core Plus Fixed    13,658,2  484,090  889,443      0
fundamental   Income                   36
   policy
 regarding
 borrowing
   money
              Emerging Markets   16,547,8  721,932  1,032,3      0
              Debt                     41                75
              Emerging Markets   45,577,0  2,071,8  2,368,8      0
              Equity                   65       69       40
              Equity and Income  29,618,1  994,912  1,414,9      0
                                       69                82
              Equity Growth      8,868,69  421,571  360,780      0
                                        7
              Global Franchise   8,282,78  399,549  355,881      0
                                        5
              Global Real        1,750,83   23,178   34,137      0
              Estate                    1
              Global Value       7,752,75  212,344  338,069      0
              Equity                    4
              High Yield1        2,667,82  822,198   39,516      0
                                        0
              International       569,510        0        0      0
              Growth Equity
              International      10,248,7  449,602  556,074      0
              Magnum                   39
              Mid Cap Growth     12,083,7  616,382  505,240      0
                                       82
              Small Company      2,074,19   37,258   37,258      0
              Growth                    2
              U.S. Mid Cap       15,887,3  694,182  660,166      0
              Value                    32
              U.S. Real Estate   65,522,7  3,844,5  4,141,1      0
                                       04       42       71
              Value              4,118,49  187,388  161,625      0
                                        4

  Mod0ify    Core Plus Fixed     13,713,7  394,704  923,286      0
fundamental  Income                    79
  policy
 regarding
   loans
             Emerging Markets    16,515,3  743,432  1,043,3
             Debt                      68                48
             Emerging Markets    45,520,5  2,133,4  2,363,8      0
             Equity                    02       09       63
             Equity and Income   29,661,0  953,677  1,413,3      0
                                       56                29
             Equity Growth       8,876,59  420,688  353,768      0
                                        1
             Global Franchise    8,290,76  409,951  337,498      0
                                        6
             Global Real Estate  1,751,96   23,960   32,221      0
                                        4
             Global Value        7,758,06  185,165  359,937      0
             Equity                     5
             High Yield1         2,664,48  818,010   47,042      0
                                        2
             International        569,510        0        0      0
             Growth Equity
             International       10,267,0  442,100  545,288      0
             Magnum                    27
             Mid Cap Growth      12,097,6  584,664  523,101      0
                                       40
             Small Company       2,070,50   33,305  115,544      0
             Growth                     5
             U.S. Mid Cap Value  15,892,9  701,557  647,196      0
                                       28
             U.S. Real Estate    65,434,5  3,878,7  4,195,0      0
                                       83       79       55
             Value               4,153,35  139,637  174,512      0
                                        7
  Modify     Core Plus Fixed     13,500,6  527,811  1,003,3      0
fundamental  Income                    40                18
  policy
 regarding
investment
    in
commodities
, commodity
 contracts
and futures
 contracts
             Emerging Markets    16,483,8  709,159  1,109,1      0
             Debt                      83                05
             Emerging Markets    45,751,4  1,928,6  2,337,6      0
             Equity                    38       89       47
             Equity and Income   29,573,7  995,706  1,458,5      0
                                       95                61
             Equity Growth       8,934,78  381,515  334,747      0
                                        6
             Global Franchise    8,313,03  352,206  372,978      0
                                        1
             Global Real Estate  1,752,32   22,404   33,413      0
                                        9
             Global Value        7,756,49  198,793  347,875      0
             Equity                     9
             High Yield1         2,681,77  808,323   39,439      0
                                        2
             International        569,510        0        0      0
             Growth Equity
             International       10,265,8  442,659  545,889      0
             Magnum                    67
             Mid Cap Growth      12,133,4  522,253  549,671      0
                                       80
             Small Company       2,075,92   29,444  113,990      0
             Growth                     1
             U.S. Mid Cap Value  15,938,9  594,784  707,975      0
                                       22
             U.S. Real Estate    65,499,6  3,819,0  4,189,6      0
                                       84       96       36
             Value               4,190,50  107,313  169,693      0
                                        0
  Modify     Core Plus Fixed     13,517,6  555,637  958,500      0
fundamental  Income                    32
  policy
 regarding
issuance of
  senior
securities
             Emerging Markets    16,568,1  678,865  1,055,1      0
             Debt                      29                53
             Emerging Markets    45,782,9  1,869,8  2,365,0      0
             Equity                    04       09       61
             Equity and Income   29,923,7  765,305  1,338,9      0
                                       67                90
             Equity Growth       8,934,05  393,727  323,265      0
                                        6
             Global Franchise    8,115,77  518,622  403,821      0
                                        1
             Global Real Estate  1,757,77   19,657   30,714      0
                                        5
             Global Value        7,756,60  208,254  338,307      0
             Equity                     6
             High Yield1         2,673,85  794,981   60,703      0
                                        0
             International        569,510        0        0      0
             Growth Equity
             International       10,260,6  434,788  558,992      0
             Magnum                    36
             Mid Cap Growth      12,150,4  542,075  512,851      0
                                       78
             Small Company       2,068,22   28,681  122,449      0
             Growth                     4
             U.S. Mid Cap Value  16,028,6  568,657  644,412      0
                                       11
             U.S. Real Estate    65,717,4  3,675,3  4,115,5      0
                                       81       84       51
             Value               4,216,30   72,532  178,672      0
                                        2

1  Meeting was adjourned to August 23rd
** Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting
authority.